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                                                            EXHIBIT NO. 99.1(b)
                             MFS INSTITUTIONAL TRUST


                  MFS INSTITUTIONAL REAL ESTATE INVESTMENT FUND

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated August 12, 2003, as amended, (the "Declaration"), of MFS Institutional Trust (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Institutional Real Estate Investment Fund, a series of the Trust, has been terminated.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 17th day of May, 2004 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


                                             LAWRENCE T. PERERA
-------------------------------              -------------------------------
Lawrence H. Cohn                             Lawrence T. Perera
45 Singletree Road                           18 Marlborough Street
Chestnut Hill MA  02467                      Boston MA  02116


DAVID H. GUNNING                             WILLIAM J. POORVU
-------------------------------              -------------------------------
David H. Gunning                             William J. Poorvu
2571 N. Park Blvd.                           975 Memorial Drive  Apt. 710
Cleveland Heights OH  44106                  Cambridge MA  02138


WILLIAM R. GUTOW                             ROBERT C. POZEN
-------------------------------              -------------------------------
William R. Gutow                             Robert C. Pozen
3 Rue Dulac                                  9 Arlington Street
Dallas TX  75230                             Boston MA  02116


J. ATWOOD IVES                               J. DALE SHERRATT
-------------------------------              -------------------------------
J. Atwood Ives                               J. Dale Sherratt
17 West Cedar Street                         86 Farm Road
Boston MA  02108                             Sherborn MA  01770


AMY B. LANE                                  ELAINE R. SMITH
-------------------------------              -------------------------------
Amy B. Lane                                  Elaine R. Smith
9716 S.E. Sandpine Lane                      75 Scotch Pine Road
Hobe Sound FL  33455                         Weston MA  02493


ROBERT J. MANNING                            WARD SMITH
-------------------------------              -------------------------------
Robert J. Manning                            Ward Smith
13 Rockyledge Road                           36080 Shaker Blvd.
Swampscott MA  01907                         Hunting Valley OH  44022